10(a)

China Unicom Co., Ltd.

Value-added Mobile Communication Service

Cooperation Agreement

No. of principal agreement-CUVAS-A2004-438

Party A-China Unicom Co., Ltd.

Party B-Shanghai Naviton Information Science Technology Co., Ltd.

Signing date  - August 9, 2004

                                               Shu Kesi

Content

Preface

Chapter

1.  Purpose

Chapter  2.  Definition

Chapter  3.  Scope of cooperation and working interface

Chapter  4.  Management interface for customer service

Chapter  5.  Security of Value-added mobile communication service

Chapter  6.  Calculation of fees and settlement

Chapter  7.  Intellectual Property and confidentiality clause

Chapter  8.  Liability for breach of contract and settlement of dispute

Chapter  9.  Force majeure

Chapter  10. Alteration or termination of Agreement

Chapter  11. Withdrawal mechanism

Chapter  12. Contact person and bank account number

Chapter  13. Execution and other issues

Appendixes

Appendix 1-

Maintenance Interface and Maintenance Responsibilities for Both Parties

Appendix 2 - Liability Letter of Security Guarantee for Net-entered Information from Information Source.

Appendix 3- Information List of Value-added Mobile Communication Service Launched by Party B

Signing page

Appendixes: List of Value-added Mobile Communication Services

Appendix 4-

Short message service

Appendix 5-

Value-added speech service

Appendix 6-

WAP service

Appendix 7-

Color e-service

Appendix 8-

BREW service

Appendix 9-

JAVA service

Appendix 10-

Locator service based on short message platform

Appendix 11-

Locator service based on WAP platform

Appendix 12-

Locator service based on BREW platform

Appendix 13-

Locator service based on JAVA platform

Appendix 14-

Palm stock market service based on platform of electronic securities commerce

Appendix 15-

Authorization letter and imprint of appointed signing representatives

Preface

1.

This cooperation agreement was concluded on [August] [9], 200[4] in Beijing by the following two parities:

China Unicom Co., Ltd (hereinafter referred to as Party A) is a corporation established in accordance with Chinese laws and is in valid existence. Its legal address is [A 133 North Xidan Street, Xicheng District,    Beijing, PRC], and its legal person is [Wang Jianzhou].

[Shanghai Navitone Information Science Technology Co., Ltd.] (Hereinafter referred to as Party B) is a corporate established in accordance with Chinese laws and is in valid existence. Its legal address is [Room 3203, 498 Guoshoujing Road, Shanghai], and its legal person is [Ding Meishu].

1.

Scope of application: This agreement is composed of main text and a series of appendixes. The main text specifies rights and obligations that both Parties shall have, assuming no matter what kind of services they are cooperatively engaging. The appendixes specify respective rights and obligations of both Parties stipulated according the classification of services, which shall be provided by Party A when Party B suggests certain cooperative services to Party A. Apart from main text (including Appendix 1, Appendix 2 and Appendix 3) that both Parties shall sign, both Parties can choose to sign Appendix 15 according to their respective practical situations, and choose to sign the following corresponding appendixes (for appendix No. See specific appendixes themselves) according to specific cooperative services they are engaging:

（1）

Short message service: Appendix 4

（2）

Value-added speech service: Appendix 5

（3）

WAP service: Appendix 6

（4）

Color e-service: Appendix 7

（5）

BREW service: Appendix 8 (including Appendix 1 and Appendix 2)

（6）

JAVA service: Appendix 9

（7）

Locator service based on short message platform: Appendix 10

（8）

Locator service based on WAP platform: Appendix 11

（9）

Locator service based on BREW platform: Appendix 12

（10）

Locator service based on JAVA platform: Appendix 13

（11）

Palm stock market service based on platform of electronic securities commerce: Appendix 14

（12）

Appendixes(s) that both Parties signed are (is) indispensable component of the agreement, and shall have equal legal binding force as the main text of the agreement.

Party A might launch other value-added mobile services in the future, and might provide corresponding appendixes to stipulate rights and obligations in its cooperation with Party B in new services. Should this agreement have been signed by two Parties at that moment, no matter whether the above-mentioned appendixes have been signed or not appendixes for new value-added mobile services shall be taken as the component of this agreement; should this agreement have not been signed, both Parties shall sign the main text (including Appendix 1, Appendix 2 and Appendix 3) of this agreement in addition to the appendixes for new value-added mobile services, and they can choose to sign appendix 15.

3.

The two Parties can sign one or more appendixes according to applications for cooperatively launching value-added mobile services. In case both Parties want to cooperatively launch additional value-added mobile services, they shall negotiate to sign corresponding appendixes listed in section 2 of this preface.

4.

The two parties shall comply with special stipulations specified in appendixes to this agreement for specific services. In case stipulations in the main text are inconsistent with those in appendixes, both parties shall comply with stipulations specified in appendixes. Terms used in this agreement shall take meanings defined in the main text, unless there are special definitions or agreement specified in the appendixes. As to terms that are not specifically defined in this agreement, they shall be explained according to context in this agreement and its appendixes. In case of beyond explanation, they shall be explained according to practical application, industry’s conventions or standard explanation released by national authorities of Information Industry.

Chapter 1

Purpose

In view of-

1.

Party is a telecom operation corporation approved by competent authorities of Ministry of Information Industry of the State Council. It provides basic telecom services and value-added telecom services to the publics nationwide, has its own telecom base network, data service platform, service marketing system and a large number of customers. Hence, Party A is fully qualified for signing and performing this agreement.

1.

 Party B is a legitimate content provider (CP) /Service provide (SP) for business/service content of      value-added mobile communication service. It is competent for undertaking cooperative service businesses listed in this agreement, and has attained the following competence-proving documents:

a.

Business License for Corporate Entity (No.3101142063330);

b.  License for Operation of Telecom Service and Information Service (No.      ), or

c.

 License for Operation of Value-added Telecom Service (Hu B2-20040326) or other documents that can prove Party B’s competence of undertaking businesses it applies for cooperating with Party A;

d.

Competence recognized by Party A and/or documents proving that Party B has pass through certain tests.

If regarded necessary, Party A shall have the right to ask Party B to provide copies of above-mentioned documentations, and attached to this agreement when signing this agreement.

Party B hopes to provide value-added mobile services based on Party A’s mobile communication network and data service platform, and it has full right to sign and perform this agreement.

In light of above-mentioned conditions:

The two Parties sign this cooperation agreement on the principle of equality & mutual benefit and advantage mutual complementation, for the purpose of developing and enriching value-added mobile services, and based on the wishes of win-win prospect.

Chapter  2

 Definitions

This agreement clearly defines the following terms. Other relevant terms without clearly defining in this agreement shall be explained according to statutes, laws of PRC, or government stipulations. In case of no definite explanation by laws or statutes, they shall be referred to industry’s conventions.

CP/SP

CP is the abbreviation of “Content Provider”, which refers to the provider who provides information sources used for service only in this agreement.

SP is the abbreviation of “Service Provider”, which refers to professional service institutions that provide communication and information services. An SP can be a network operator, or it can integrate services of other network provider to provide integrated service to its own clients. In this agreement,“CP/SP” refers to all professional institutions who are willing to cooperate with Party A and to utilize the mobile communication network and data service platform supplied by Party A to provide users of Party A’s mobile communication network with value-added mobile services.

1.1

User

It refers to natural persons, legal persons or other organizations who use mobile terminals or other telecom terminals recognized by Party A, wiring into Party A’s mobile communication network and data service platform, and voluntarily receive mobile value-added services provided by Party A and Party B.

1.2

Mobile value-added service

It refers to services that utilize telecom and information service based on Party A’s mobile communication network.

1.3

Mobile communication network and data service platform

In this agreement, mobile communication network refers to infrastructures that Party A provided for mobile communication services. Data service platform refers to service platform added onto mobile communication network for the purpose of one or more data services, including but not limited to provide with user interfaces, CP/SP interfaces, and functions such as business management and calculation of fees, etc.

1.4

Business support system

It refers to systems of user management, certification, calculation of fees, settlement, and account system, etc that needed for guaranteeing normal businesses operation.

1.5

Communication Channel

It refers to physical and logic connections provider for communications between users in the mobile communication system.

1.6

Terminal port

It refers to interface settings when communication connections are established between data service platform and mobile communication network, and between data service platform and application server provided by CP/SP, including communication addresses and relevant parameters.

1.7

Data flow

It refers to communication inflow and outflow through data service platform.

1.8

Test

Refers to tests on service that CP/SP provides using certain tools and methods, which may include network connection test, interface consistency test, function test, etc, so as to ensure services to comply with launching and operation requirements. Test period refers to necessary time for testing or a period of time that Party A considers necessary for a testing process.

1.9

Grace period for withdrawal

When CP/SP is to terminate its service, in order to minimize user’s loss due to service termination, CP/SP shall inform users in a certain way a certain period before their termination of services. During that period, Party B shall continue its services to users pursuant to user protocols; and such a period is called grace period for withdrawal.

1.10

Equipment connection point

If refers to location where two sets of physical or logic equipment connect with each other.

2.12

Maintenance interface

The whole service system needed for providing users with services is composed of different components, and their maintenance responsibilities belong to different responsible persons. Maintenance interface is the position that partitions maintenance responsibilities between different responsible persons.

2.13

System maintenance

It refers to necessary routine maintenance and trouble shooting needed for normal operation of service system.

2.14

Gateway

It refers to equipment that provides functions such as protocol conversion, systems interconnection, etc.

2.15

User customization

It refers to the specific requirements for the service content that are confirmed and voluntarily received by the user.

2.16

7×24 hours

7 days each week, and 24 hours each day, no break on holidays.

2.17

Communication fees

It refers to fees out of Party A’s network resources being occupied by users or CP/SP. Communication fees shall be collected from users or CP/SP by Party A, and shall be owned by Party A.

2.18

Information service fees

It refers to fees out of users’ using of information or application service provided by CP/SP, with the exception of communication fees. Since Party A provides Party B with services such as access service, customer service, calculation of fees, collection of fees, etc, the information service fees shall be allocated to both Parties according to certain proportion. Fees collected from users that have not been allocated by both Parties are called “information service fees receivable”.

2.19

Corporation code

The corporation code is a short form of CP/SP “Corporation code for China Unicom value-added mobile service”, which is a sole corporate mark used by Party to identify Party B.

Chapter 3

Scope of cooperation and working interface

3.1

Party A provides Party B with paid services of communication channels and its resource of network users. It also provides Party B with paid services of access service, customer service, fees calculating service and fees collection service utilizing its own customer service system, fees calculating system and business support system.

3.2

Corporation code used by Party to identify Party B is:  90667  .

3.3

Party A shall ensure that the corporation code Party B obtained is sole and stable. The two Parties recognize that in Party A’s systems (including but not limited to fees calculating and settlement system, data service platform system, customer service system), the corporation code assigned to Party B by Party A has equal representation force with Party B’s corporation name of its legal entity.

3.4

Party B utilizes Party A’s mobile communication network and data service platform to provide customers with value-added mobile services. Specific issues such as categories of value-added mobile services, description of services, method for fees calculating and settlement, withdrawal mechanism, etc., shall be agreed in corresponding appendixes.

3.5

In case Party B wants to launch certain value-added mobile services, add certain value-added mobile services, or change existing service contents, it shall submit written applications to Party A and provide documentations proving their competence and qualification for operation of that service; and shall attain written certificates for their passing through of Party A’s test. Party A shall be accountable, upon Party’s request, to test Party B’s service. After that, if Party A considers Party B competent for operation of the value-added mobile services, it shall issue written certificates to Party B.

3.6

Party B shall clearly inform customers of information about contents, method, fees of a value-added mobile service that customers needed when accept services and/or pay information service fees before it provides customers with such services in any ways. Party B can only provide customers with a service after it informs them of above-mentioned information in a provable way and after it obtains customers’ confirmation of accepting mobile value-added services and/or specific customizations in a provable way. Without Party A’s written consent in advance, Party B shall not ask customers to conduct their customization and collect charge from them in compulsory ways such as “customers’ acquiescence are to be regarded as acceptance”, “customers must call us or send short messages to us for canceling, or you will be regarded as have accepted services”; nor shall Party B impose unnecessary losses upon customers for above-mentioned matters.

3.7

Within agreement period, the two Parties shall maintain their own respective interface that divided by equipment connection point. See Appendix 1 for details about interface division and maintenance responsibilities.

3.8

Within agreement period, Party B shall, upon Party A’s request, provide Party A with data reports on customer development, classification of customers, using habit of customers, projection of business prospect, etc, and shall send customer information to Party A for its management of that service, and ensure Party A’s customer information bank be updated in time.

3.9

Party B consents to strictly comply with management methods, service quality standards, customer service standard for value-added mobile services and regulations of other relevant documents that have been stipulated by Party A as well as those that will be stipulated by Party A from time to time in the course of conducting its value-added mobile service. Party A will provide Party B with texts of above-mentioned management methods, quality standard, or customer service standard for compliance before their official release and execution.

3.10

Within cooperation period, in case Party B needs to add any new mobile value-added service or changes its service scope, service price, etc. Party B shall accept and pass through tests for fees calculating system by Party A and shall attain Party A’s written consent.

3.11

Both Parties shall have the right to promote value-added mobile services respectively or commonly in various ways to their need.

3.12

The two Parties may negotiate for label name, trademark, mark or logo of Party A, or of certain service in their jointly provided services. Both Parties shall promote the value-added mobile services. However, Party B shall not include name, trademark, mark or logo of Party A into its service content it provides with to customers via services such as short message without Party A’s request or confirmation, lest customers would misunderstand that those contents are provided by Party A or jointly provided by Party A and Party B.

3.13

Party B can only use name, trademark, mark, logo or other relevant data of Party A in its independent promotion of value-added mobile services on the condition that Party A requests Party B to do so or Party B has obtained Party A’s written consent. In addition, Party B shall ensure that non-violation of Party A’s trademark right or other industrial property under any circumstance shall be occurred.

3.14

 Party B shall not, in its contents service and/or other services, make propaganda for Party A’s competitors who have same and/or similar business scope to Party A, or shall not give statement in favor of above-mentioned competitors. Breaking of this article shall be judged as severe breach of this agreement.

3.15

Party B shall assume all liabilities arise from any value-added mobile service that third party provides for customers via Party B’s maintenance interface. Party A shall not assume any liabilities to customers and to that third party due to above-mentioned reasons.

3.16

Party B consents to recognize changes of services and of fees calculating pattern for the purpose of Party A’s business development, and to provide Party B with business data needed by Party A.

Chapter 4

 Management interface for customer service

4.1   Both Parties shall respectively establish 7×24hour hotline service centers and open customer service email boxes.

4.2

Customer’s complaints center or inquiry center (1001 customer service hotline) of Party A will deliver non-Party A issues to Party B for its handling. For such issues, Party B shall give preliminary response to Party or directly response customers within one hour, and shall be responsible for final explanations or resolutions.

4.3

Upon receiving customer’s inquiry or complains, Party B shall not ask customers directly resort to Party A by themselves for the reason that it considers Party A shall be responsible for these inquiries or complaints. In case Party is convinced that Party A should be responsible indeed for these inquire or complaints, customer service staffs or customer service system of Party B shall assist Party to analyze and resole these inquiries or complaints, and shall contact Party A within one hour. After Party A’s confirmation, Party B can transfer these issues to Party A.

4.4

In case when neither Party is able to determine which Party should be responsible for inquiries or complaints, it shall contact the other Party within one hour, and shall jointly ascertain who will be responsible, help customers to resolve their problems as soon as possible. Both Parties shall not shuffle for these problems.

4.5

Party B shall, according to the category of the specific cooperative service, give detailed description of that service it provides to customers in its service launching applications it has submitted. If both parties consider necessary, such a description should be clearly listed in appendixes.

4.6

Party B shall provide customer service staffs of Party A with network interface and authorization for service inquiry and service cancellation.

Chapter 5

Security of value-added mobile communication service

5.1

Party A for the purpose of its own need shall have the right to conduct necessary test on and collect statistics of services that Party B provides at any time during operation of these services. And pursuant to testing results, Party A shall have the right to demand Party B rectify and improve its services to comply with Party A’s regulations of mobile value-added service.

5.2

Party A shall have the right to control and adjust data flow, terminal ports of its maintenance interfaces and Party A should inform the results to Party B.

5.3

Party B shall ensure nonexistence of hidden danger that Party B itself or individual customer might utilize its service to cause damage to Party A’s mobile communication network, data service platform or interests of Party A’s customers.

5.4

Party B shall comply with relevant regulations, statutes and policies on national telecom and internet information, etc. Party B shall ensure that contents of its information services shall not violate relevant state laws, regulations and policies. And Party B shall ensure that it shall not deliver 9 kinds of illegal information specified in Liability Letter Security for Net-entered Information from Information Source (see Appendix 2) via Party A’s communication systems.

5.5

Party B shall be responsible for resolving all disputes on security and legality of information contents it provides.

5.6

Breach of stipulations in article 5.4 shall be judged severe noncompliance with this agreement. And Party B shall compensate Party A’s business economic losses caused by Party B’s breaching of article 5.4. Party B shall announce its fault and apologize publicly to Party A should it causes socially negative effect to Party A due to its violation of article 5.4.

5.7

Party B shall ensure safe working load of network not endangered by data flow during its transmission of various data or information to Party A’s communication platform. Party A shall have the right to limit Party B’s transmission should there be any abnormal overloading data flow or information flow that affect safe operation of Party A’s network.

Chapter 6

Calculation of fees and settlement

6.1

 Communication price shall be stipulated by Party A. Information service price shall be stipulated by Party B, but Party A’s examination and approval are needed. Communication fees and information service fees are to be calculated and collected by Party A on behalf of Party B; Party B shall not collect any charge from customers.

6.2

In the course of stipulating information service price, Party B can provide, various pricing methods such as based on times of service, length of time, monthly payment, etc., for customer’s selection.

6.3

Party A shall possess all communication fees arising from customers’ or Party B’s using of Party A’s mobile communication network.

6.4

The two parties shall settle information service fees receivable. These fees shall be allocated to both parties proportionally after doubtful (bad) accounts of 8% and other fees confirmed by both Parties have been deducted. The reason why Party A shall receive a proportion of these fees is that cost arises when Party A provides the following services: customer resource of mobile communication network, relevant service platforms, service tests and quality monitoring, unified customer service and service propaganda, collection of information fees and/or fees calculation on behalf of Party B, etc.

6.5

Allocation proportion of information service fees, fees calculating method and settlement method for a certain value-added mobile service shall be stipulated in the appendix for this service separately.

6.6

Prior to each settlement period, Party B shall reconcile accounts of information service fees receivable with Party A. Should and the difference value of statistic data between both Parties no more than-≤- 5% data, Party A’s data shall be take as valid. If the difference value exceeds->-5%, the two Parities shall recheck their accounts to ascertain the reason of disparity, and resolve reasonably according to practical conditions in time. Delayed payment of Party A due to reconciliation of accounts shall not be considered breaching its responsibility of timely payment by Party A.

6.7

In case when customers refuse to pay information service fees due to dispute on Party B’s service quality, Party B shall, apart from fully paying communication fees that arise from its using of Party A’s mobile communication network, pay Party A corresponding proportion of information service fees according to the proportion stipulated in appendix for that service.

6.8

Party B shall provide Party A with service price standard according to data format Party A provides. And the final price standard shall be confirmed by Party A. Party B shall not implement any change of service price before Party A’s confirmation.

6.9

Settlement period

（1）

 Settlement between two Parties shall be conducted one time each month.

（2）

 Settlement period: Settlement period for China Unicom’s mobile value-added mobile service shall be a complete natural month.

6.10

Settlement process

 A customer uses value-added mobile service for the first month.

Party B can reconcile accounts with Party A on information service fees receivable before 15th of next month. If difference value exceeds 5%, the two Parties shall negotiate with each other to resolve the disparity. Party B shall send reconciliation statement of account and invoice stamped with its seals to contact person of Party A before 25th of next month.

（3）

 Party A shall pay into account designated by Party B before 28th of third month.

（4）

 Should Party B fails to feedback reconciliation statement of account and invoice stamped with its seals that Party A requests before 25th of next month due to its own fault or reconciliation process, Party A will delay the payment for that month’s service settlement till it receives Party B’s reconciliation statement of account and invoice before the end of the next quarter, and after that, Party A will pay Party B that payment (conditions described in this article shall not be considered breach of delayed payment specified in this Agreement).

6.11

Party B shall provide Party A with official invoices upon Party A’s request.

6.12

Party A shall fully pay Party B information service fees that two Parties have settled in agreed method within stipulated period of time. And Party A shall pay into the bank account stipulated in article 6.3 of this agreement.

6.13

Information about Party B’s bank account: see Appendix 3.

Chapter 7

Intellectual Property and confidentiality clause

7.1

In case that copyright, trademark right, patent right and other intellectual property issues are involved during cooperation of the two Parties, relevant state laws must be followed. Party B shall sign necessary authorization/permit agreement with holders/ obliges of intellectual property, or their agents pursuant to relevant state regulations, ensuring that value-added mobile service Party B provides will not violate lawful rights and interests of holders/obliges of the intellectual property. Party A shall not assume any liabilities arise from intellectual property disputes with third party due to service contents Party B provides.

7.2

Party B shall be responsible for resolving any dispute on security and legality of contents of information service it provides. Party B promises and guarantees that the information services it provides will not infringe on any intellectual property or other civil rights of any third party. And Party B further promises to assume all liabilities of compensating all lawsuits, claims, administrative penalties, losses and damages due to its violation of above-mentioned promises and guarantees.

7.3

Party B guarantees that it will follow state regulations on basic civil rights (including but no limited to citizen’s right of privacy) in its providing of value-added mobile service, particularly in its position service. Party B shall fully inform customers of service category, application scope and relevant regulations when customers order its service, or when Party B introduces or promotes its service or provides orientation (customizing) service for customers. In addition, Party B can only officially begin its position service for a customer after that customer has fully understood and accepted its service (when necessary, Party B must be able to provide written documents, proving that the customer has fully understood and accepted its service); furthermore, Party B shall not utilize position information that a customer has provided for his use of (one or more kinds, or integrated) position service to other object or purpose which the customer does not intend to. Meanwhile, as to position service provided to special industries, both parties shall strictly comply with relevant state regulations, no matter whether such regulations have been released and implemented before/upon signing of this agreement and corresponding appendixes.

7.4

Party A shall be able to design, make, register trademark, symbol, identification, or logo for its value-added mobile services, and shall be able to promote its services with such trademark, symbol, identification or logo. If the both Parties cooperate to launch above-mentioned promotion activities (referred to as joint promotion), they shall stipulate joint promotion issues in appendix for a service, or sign cooperation agreement individually on the joint promotion issues according to practical need. The both Parties agree hereby: the purpose of joint promotion is to improve operation of the value-added mobile services. Joint promotion activities by both Parties or activities for the purpose of joint promotion shall not infringe on trademark right, intellectual property or industrial property of either party of Party A and Party B and/or of any third party. In case when any party of Party A and Party B infringes on trademark right, intellectual property or industrial rights of the other party with its individual activity, the violating party shall assume all liabilities for its violation, compensate potential economic losses, and dispel potential socially negative effect to that violated party.

7.5

Both Parties shall be responsible for confidentiality of details of this cooperation and this agreement. Neither party shall disclose to any third party details of this cooperation agreement and other relevant information without the other party’s written consent in advance.

7.6

Within valid period or five years after expiration of this agreement, neither party shall disclose, reveal or provide to any third party the business secret (including financial secret), technical secret and operational know-how and (/or) other secret information and data (no matter written or oral, or in other form).

7.7

Within valid period or five years after expiration of this agreement, both Parties shall be responsible for keeping secret of indivisible business secret (including financial secret), technical secret and operational know-how and (/or) other secret information and data (no matter written or oral, or in other form) which the two Parties jointly created for performing this agreement. Both Parties shall assume the confidentiality-keeping obligation; neither party shall disclose, reveal or provide to any third party these secrets without the other Party’s consent.

Chapter 8

Liabilities for breach of contract and settlement of dispute

8.1

Both Parties shall strictly comply with the stipulations of this agreement. Should any Party cause damage to the other Party’s interests or render the cooperation unable to proceed due to its nonperformance of responsibilities, guarantees, promises or violation of its statement in this agreement, such activities will constitute breach of agreement.

8.2

Should a Party cause socially negative effect or economic losses to the other Party due to its breach of agreement, the observant Party shall have the right to look into responsibilities of the breaching Party, ask it dispel the negative effect and compensate corresponding economic losses; and shall have the right to terminate this agreement.

8.3

The two Parties shall, with spirit of cooperation and sincerity, negotiate to resolve any controversy or dispute that arises from performing of this agreement.

8.4

The two Parties agree: Any dispute arises from this agreement or relates to this agreement, if it is not able to resolve through negotiation, shall be submitted to Beijing Arbitration Commission and be arbitrated pursuant to the Commission’s arbitration rules. That arbitration award shall be ultimate and has binding force on both Parties. Chinese language shall be used for the arbitration.

8.5

This agreement shall be concluded, performed and interpreted pursuant to relevant laws and regulations of People’s Republic of China.

Chapter 9

Force majeure

9.1

Force majeure refers to all events that are beyond control or prediction of both Parties to this agreement, or all events that are predictable yet will still inevitably hinder, fully or partially, any of the two Parties to perform this agreement. Such events include only natural disasters such as earthquake, landslide foundering, flood, typhoon, astronomical aberration; and fire disaster, explosion, accident, war, insurgence, uprising, mutiny, social upheaval or turbulence, terrorist attack, sabotage, or any other similar or different accidental event.

9.2

In case when any Party fails to continue its performance of this agreement due to force majeure, it shall not assume responsibilities for the other Party’s losses.

9.3

The Party who suffers above-mentioned force majeure shall immediately inform the other Party of the event in witting, and shall, within 15 days after the event happens, provide the other Party with details of the event and valid documentations issued by government authorities, proving its incapability to perform, partly or fully, this agreement, or reason for its request of delayed performance. Based on degree of influence upon performance of this agreement, the two Parties shall negotiate whether to continue their performing of this agreement or to terminate it.

Chapter 10

Alteration or termination of agreement

10.1

During cooperation period, if Party A institutes relevant regulation, quality standard and/or customer service standard for the value-added mobile services, these regulations and/or standards shall be included as supplementary appendixes to this agreement, and both Parties shall comply with these regulations and/or standards. If the above-mentioned regulation and/or standard contradict with articles of this agreement, that regulation and/or standard must be followed, however, circumstances that the both Parties consider through negotiation that the contradiction will not hinder the performance of this agreement or it is necessary to conclude another agreement for the contradicting contents shall be excepted.

10.2

If a Party wants to alter or modify this agreement, it shall inform of the other Party 15 days in written form in advance. And the two parties shall negotiate to alter or modify this agreement in written form.

10.3

During valid period of this agreement, unless in case it is clearly stipulated in this agreement, any Party shall not suspend or terminate performing of this agreement, or cancel this agreement unilaterally without the other Party’s written consent.

10.4

If a Party fails to perform responsibilities or obligations stipulated in this agreement, or severely violates stipulations of this agreement, thus renders the other Party unable to operate or to continue the value-added mobile service cooperation specified in this agreement, the breaching Party will be considered to have terminate this agreement unilaterally. And the observant Party shall have the right to ask the breaching Party to compensate its economic losses, and shall have the right to cancel this agreement.

10.5

In case when Party B needs to terminate this agreement due to technical or operational difficulties, it shall inform Party A in written form at least one month in advance. After Party A consents its request, Party B will be able to enjoy a grace period of 1-3 months, during that period, Party B shall continue its services for customers, and shall announce its service termination to customers on its website-Web/WAP-or through other means for at least 90 days.

10.6

If the two Parties have separate agreement on value-added mobile services that specified in this agreement, the previous agreement will be automatically cancelled on the day that this agreement goes into effect. And the two Parties shall assume their respective losses.

Chapter 11

Withdrawal mechanism

11.1

If Party B, who applies for launch value-added mobile services, fails to pass through test within three months (from the day Party A informs Party B of beginning to test) due to its own fault, the cooperation agreement on value-added mobile services between Party A and Party B shall be terminated automatically.

11.2

The two Parties consent to institute a withdrawal mechanism on certain conditions, terminating one or more cooperative services based on reviews of Party B’s collection of information service fees, customer complaints and operation tests, etc. The both Parties can apply special withdrawal mechanism according to different categories of services, and such special withdrawal mechanism shall be stipulated in corresponding appendix.

11.3

Party A reserves its right to apply withdrawal mechanism to terminate one or more services of its cooperation with Party B. With consideration of practical circumstances, Party A shall have the right to decide whether to retest and evaluate Party B’s service one month before this agreement expires or within one month after Party B has been considered qualified for withdrawal, and to decide whether to apply withdrawal mechanism indeed. If one or more cooperative services are terminated through withdrawal mechanism, appendix(s) for that service(s) shall be cancelled immediately.

11.4

As to Party B who comes from special industries, Party A shall have the right to decide whether Party B is qualified for applying the withdrawal mechanism stipulated in this agreement and appendixes.

11.5

If one or more cooperative services are terminated through withdrawal mechanism stipulated in this section of the Agreement or in the appendixes, other services that Party B are operating shall not be affected, not shall Party B’s application for launching of other new services be affected as well.

11.6

In case Party B breaches this agreement severely, fundamentally, or severely violates service quality standard or customer service standard in its one or more services, Party A shall have the right to, apart from applying withdrawal mechanism to terminate cooperation with Party B, reserve its right to terminate other cooperative services with Party B, through the other services are not violated.

Chapter 12

Contact person and bank account number

12.1

The two Parties can designate contact persons according to different cooperative services for the purpose of cooperation. Information about the name of contact persons, their address and contact means shall be specified in appendixes for corresponding services.

Chapter 13

Execution and other issues

13.1

This agreement shall go to effect on the date the authorized representatives of either Parties sign or seal on this agreement. Fees calculating and settlement shall be started on the date that the services specified in this agreement officially begin. This agreement shall expire on March 31, 2005, unless it is terminated in advance pursuant to stipulations in this agreement. Before this agreement expires, Party A shall have the right to examine Party B’s competence and qualification for performing this agreement; and if Party A thinks Party B competent and qualified for further performing of this agreement, this agreement shall be extended automatically, but the extension shall be limited to one year for each term.

13.2

As to newly additional appendixes, Party A shall firstly sign and confirm, then Party B shall authorize its appointed representative to sign and stamp its corporation seal; after that, the new appendix shall immediately go to effect and become a component of this agreement. Meanwhile, changes of information about Party B’s bank account, contact persons for business and customer service included in Appendix 3 shall go to effect with signature of Party B’s appointed representative. Authorization letter and the imprint of the appointed signing representative are included in Appendix 15 of this agreement, which is provided by Party A and signed together with this agreement.

13.3

This agreement and its appendixes shall have two copies, each Party shall hold one. The two copies shall have equal legal binding force.

Appendix 1

Maintenance Interface and Maintenance Responsibilities of Both Parties

Appendix 1.

Maintenance Interface and Maintenance Responsibilities of Both Parties

I.

Schematic diagram

                                 Customer cell phone

Party B’s responsibility          Party A’s responsibility

Figure 1.

Schematic Diagram of Maintenance Interface for Both Parties

II.

Maintenance responsibilities of both Parties

(I)

 Party A’s responsibility

1.

Party A shall be responsible for providing hardware and software systems needed for its mobile communication network and data service platform.

2.

Party A shall insist Party B to connect all Party A’s gateways or communication lines connecting its gateway server and Party B’s server.

3.

Party A shall have the obligation to open to Party B its technical agreement standards and interface standards in relation to mobile value-added services.

4.

Party A shall be responsible for normal network communication within its liability scope as specified in the schematic diagram, and shall assume all liabilities that arise from network failure due to non-Party-A’s fault. And as to any abnormal overloading data or information flow that affect safe operation of Party A’s network, Party A shall have the right to limit their transmission.

5.

Party A shall be responsible for providing with Party B statistics about data flow in communication channels that Party B uses, and shall ensure reliability and timeliness of these statistics.

6.

Party A shall, inform Party B of transmission break---including causes, time and period of break--- as soon as possible prior to debugging and maintenance of gateways or other network equipment, or other predicable causes.

7.

Party A shall, within reasonable period of time, inform Party B of transmission break due to debugging and maintenance of gateways or other network equipment, or other unpredicable causes as early as possible.

(II)

Party B’s responsibility

1.

Party B shall independently be responsible for construction and maintenance of its application service system, including relevant working and expense for all hardware equipment, debugging, opening, maintenance of the system, routine management, and marketing.

2.

 Party B shall be responsible for interconnection of its system with all Party A’s gateways or servers, and shall assume all expense for application, renting and maintenance, etc of relevant communication lines.

3.

Party B shall be responsible for collecting, compiling, reviewing and processing of information it provides, and shall ensure timeliness, accuracy, truthfulness and legality of its information, and assume corresponding liabilities.

4.

Party B shall ensure not debug, open and maintain its system at Party A’s busy hours. Operations that might affect customers greatly shall be conducted late at night. Party B shall ensure that normal functioning of Party A’s network won’t be affected by the above-mentioned operations, and shall assume corresponding liabilities for failure of Party A’s network due to the above-mentioned operations.

5.

Party B shall inform Party A in written form before it debugs, opens or modifies its system. After receiving Party A’s confirmation, Party B shall inform customers through effective methods such as mails, advertisement, or short message, etc, and shall ensure minimum affection to customers.

6.

Within cooperation period, Party B shall accept all Party A’s emergency adjustment of business volume for the purpose of normal and stable data services.

7.

Party B shall ensure no overloading flow that endangers network security when it   transmits various data and information to Party A’s mobile communication network and data service platform.

8.

Party shall ensure nonstop system maintenance 24 hours each day.

Appendix 2

Liability Letter of Security Guarantee for Net-entered Information from Information Source

Appendix 2. Liability Letter of Security Guarantee for Net-entered Information from Information Source

Upon connecting into mobile communication network of China Unicom, China Unicom Internet (UNINET) or relevant service platforms (including but not limited to short message gateway, WAP gateway, JAVA/BREW downloading servers, position service server, etc), information source accountable unit (CP/SP in this agreement) promises to comply with the following regulations:

Article 1. Comply with relevant state laws, administrative statutes and management regulations, and strictly implement management regulations on information security.

Article 2. It is not allowed to utilize mobile communication network of China Unicom, UNINET or relevant service platforms to undertake illegal or criminal activities that endanger national security or disclose state secret; it is not allowed to utilize mobile communication network of China Unicom, UNINET or relevant service platforms to create, browse, copy and spread information that violates constitution and laws, disturbs public order, or endanger national unity and unity of nationalities, as well as information about eroticism and violence; it is not allowed to utilize mobile communication network of China Unicom, UNINET or relevant service platforms to release information that includes any of the following contents:

1.

That opposes to basic principles established by the constitution;

2.

That endangers national security, disclose state secret, sabotage state power, or jeopardize national unity;

3.

That blemishes national image and damages national interests;

4.

That instigates animosity between different nationalities, publicizes discrimination and jeopardizes unity of nationalities;

5.

That violates national religion policy, publicizes ideas of evil religion and superstition;

6.

That spreads rumors, disturbs social order and stability;

7.

That spreads contents of pornography, eroticism, gambling, violence, homicide, terror or abets criminal activities;

8.

That insults or defame other people, or infringe on legal rights and interests of other people;

9.

That contains other contents forbidden by laws and administrative statutes.

As to the above-mentioned illegal and criminal activities as well as harmful information, once discovered, shall immediate take measures to stop and report to relevant authorities in time.

Article 3. Information that information source accountable unit provides shall comply with relevant state laws and policies on intellectual property.

Article 4. In its online tests, pilot running and after official launching of its service, information source accountable unit shall ensure security and stability of the service contents it provides, and shall not endanger utilize mobile communication network of China Unicom, UNINET or relevant service platforms.

Article 5. Information source accountable unit should establish effective management mechanism for security and confidentiality and technical supporting measures, and shall accept management, supervising and checking from relevant authorities.

Article 6. If an information source accountable unit violates the above-mentioned regulations, China Unicom shall have the right to take necessary measures to close relevant access for that information source. If the violation is severe, China Unicom will terminate its cooperation with that unit and demand that unit’s legal liabilities. This guarantee letter shall go to effect after signing of information source accountable unit, and shall be kept by China Unicom Co., Ltd.

Information source accountable unit: Shanghai Navitone Information Technology Co., Ltd.

Person liable-

-signature, seal-

Date-

Appendix 3

Information Form about Mobile Value-added Services Launched by Party B

Appendix 3. Information Form about Mobile Value-added Services Launched by Party B

Information Form about Mobile Value-added Services Launched by Party B
Corporation information	Full name of corporation	Shanghai Navitone Information Technology Co., Ltd.
	Corporation code	90667	English abbreviation	Navitone
	No. of operation license for telecommunication and information service	Hu B2-20040326		Valid period of operation license for telecommunication and information service	From to
	No. of operation license for value-added telecommunication services	3101142063330		Valid period of operation license for value-added telecommunication services	From May 11, 2004 to May 10, 2009
	Registration No. of business license			Valid period of business license	From April 2, 2004 to April 1, 2014
Information about to contact person	Name	Yang Xinnong		Telephone	021-50805586
	Cell phone	13311884820		Fax	021-50805589
	Email	xyang@citycaps.com
Information about customer service for mobile value-added services(if there are different customer services information for different services, please indicate-	24 hours customer service hotline	021-50801229
	Customer service principal	Xiao Min
	Website for customer service and business introduction	www.navitone.com.cn
Information about Party B’s bank account	Full name of payee	Shanghai Navitone Information Technology Co., Ltd.
	Deposit bank of payee	China Construction Bank Zhangjiang Branch Keyuan Bureau
	Account number of payee	31001523217050001482

Seal of Party B:

Party A-China Unicom Co., Ltd.

Legal representative or authorized agent-

Date of signing-August 9,2004

Party B-Shanghai Navitone Information Technology Co., Ltd.

Legal representative or authorized agent-

Date of signing-August 9,2004

Annex 16

The Industrial Application of Positioning Service

 Based on BREW Platform

Reference No.: CUVAS-A2004-438/GBI

Annex 16

The Industrial Application of Positioning Service Based on BREW Platform

I.

The Way of Cooperation

The positioning services represent various forms of positioning services, including BREW, JAVA, WAP, SMS, etc., offered by the participating CP/SP partner or partners based on resources of fair and reliable information of geographical longitude and latitude and internet access, privacy control and map of the location which Party A as “mobile network provider” has the obligations to provide. Both parties shall make joint efforts to offer subscribers nation-wide positioning services.

II.

Pricing principles

The communication rate shall be formulated by Party A and such charges shall be collected according to the stipulations made by Party A whilst the charging rate of information services shall be determined by Party B and shall be reviewed and approved by Party A, who shall be entitled to calculate and collect such charges on behalf of Party B.

The rate for information service of BREW application shall include the rate of application program (hereafter referred to as Program Rate) and the rate for content subscribed through application programs (hereafter referred to as Content Rate). It shall be allowed that Program Rate and Content Rate would be separated from each other as Party B are formulated such rates.

Positioning and GIS charges: In case that subscribers register services through positioning platform provided by Party A, the positioning charges shall be paid to Party A. In case that subscribers register services through the GIS system provided by Party A, the GIS charges shall be paid to the Party A. Party A shall deduct the positioning and GIS service charges from the total amount of information service charges before they are distributed between Party A and Party B.

III.

Billing and Settlement of Payment

1.

The information service charges on the account receivable shall be settled between Party A and Party B. After an 8% reserves for bad bills and positioning and GIS charges being deducted from the total amount of due information service charges, regarding the charge for all BREW applications (regardless content rate included or not) that are distributed and billed by BREW Distribution System (BDS) or Access Download Server (ADS), Party B agrees to allow China Unicom Bolu Communication Technology Co., Ltd. (hereafter referred to as China Unicom Bolu) to charge a percentage of L (equivalent to 10%) of the deducted due information service charges to cover developer’s overheads (hereafter referred to as Developer’s Overheads). The Developer’s Overheads that are charged by China Unicom Bolu shall not be lower than the rate of 0.5 yuan/time. Party B agrees to entrust Party A to collect Developer’s Overheads on its behalf and to transfer that amount of charges to China Unicom Bolu. After the amount for bad bills, the positioning and GIS charges and the Developer’s Overheads have been deducted from the total amount of information service charges, the remaining amount shall be distributed between Party A and Party B as per a ratio of 15% to 85%.

2.

Party B agrees to entrust Party A to collect a fixed (L) amount of Developer’s Overheads on its behalf, and Party A shall transfer the fixed amount of Developer’s Overheads (L=10%) to the account of China Unicom Bolu on a regular basis.

3.

In case that Party B supposes the value of L stipulated in this Annex is inappropriate or unreasonable, Party B is entitled to make a separate agreement to re-settle the fixed value of L through consultation and both parties agree to settle the issue of discrepancies in the Developer’s Overheads arising thereof.

4. Calculations for Income Distribution

Parameters:

E:

 Represents the total information service charges on the account receivable

L:

Represents the percentage for Developer’s Overheads that China Unicom Bolu shall collect regarding the BREW applications that are distributed and billed through BDS or ADS (L=10%).

LB:   The ratio for distribution of positioning charges, which is the percentage of the due amount of information service charges that Party A shall obtain for providing service of positioning platform.

G:

The ratio for distribution of GIS charges, which is the percentage of the due amount of information service charges that Party A shall be given for providing GIS system service. In case that Party B does not use the GIS system provided by Party A, the value of G shall equal to zero.

S:

The ratio for distribution of due information service charges, i.e. the percentage of the due amount of information service charges that Party B is entitled to obtain.

A:

The final ratio of distribution, i.e. the final ratio of the income obtained by Party B to the due amount of information service charges.

The BREW application that is distributed and billed through BDS / ADS:

Under the above stated settings, the formula that is applied to calculate the final ratio of income distribution shall be: A = (1-8%) * (1-L-LB-G) * S

As per the above formulations, regarding to the amount of the due information service charges, the amount of income that Party B shall obtain would be equivalent to the value of E * A, according to the receivable information service charge E.

Party A shall make calculations and work out the total amount of the incomes of all types of services provided by Party B as per the ratio for income distribution agreed on by both parties. With other due costs that shall be paid by (paid to) Party B deducted (or added), the final result of calculation represents the amount of income that Party A shall pay to Party B.

5. Ratio of Income Distribution

(1)

Through bilateral negotiations between Party A and Party B, it is agreed that the distribution of information service charges between both parties shall be made as per the ratio listed below (the percentage of assumed bad bills B=8%):

15%: 85% for positioning charges, 0%: 100%for GIS service charges and the percentage of all types of application information services that shall be distributed to Party B would be 85%.

(2)

In case that it becomes necessary for party A to make adjustment to the standard rate stipulated by Party A on unified basis, Party A is obliged to inform Party B of such adjustment in advance.

This page serves as the confirmation page that is marked with signatures and seals to verify the CUVAS-A2004-438/GBI Annex of the CUVAS-A2004-438 main contract titled China United Communication Holding Co. Ltd. Value-added Mobile Services Partnership Agreement.

Special Seal for Contract of Shanghai Navitone Information Science Technology Co., Ltd. (Seal)

Legal representative or authorized agent of Party B: Yang Xinnong (Signature)

Signing Date: August 18, 2004

EXCLUSIVE TECHNICAL CONSULTING AND SERVICES AGREEMENT

This Exclusive Technical Consulting and Services Agreement (the "Agreement") is entered into as of 16 May, 2004 between the following two Parties:

PARTY A:

CityCaps Information Technology Co., Ltd.

Room 3203, Pudong Software Park,

Gou Shoujing Road, 201203,China

PARTY B

Lanxing Information Technologies CO., LTD AKA Navitone

Room 3203, Pudong Software Park

Gou Shoujing Road Shanghai 201203,China

WHEREAS, Party A, a wholly foreign-owned enterprise registered in People's Republic of China (the "PRC") under the laws of PRC, which owns resources to provide the technical consulting and services.

WHEREAS, Party B, a wholly domestic invested company registered in PRC, is licensed by Shanghai Municipal Telecommunication Management Bureau to carry on the business of the information provision service(not include the Internet Information Service and telephone information service);

WHEREAS, Party A shall be the provider of technical consulting and related services to Party B, and Party B hereby agrees to accept such technical consulting and services as follows;

1.  TECHNICAL CONSULTING AND SERVICES; EXCLUSIVITY

1.1 During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the exclusive technical consulting and services to Party B  (the content is specified in Appendix 1). Party A further agrees that, during the term of this Agreement, it shall not provide any technical consulting and services to any other third party without Party B's prior written consent.

1.2 Party B hereby agrees to accept such exclusive technical consulting and services. Party B further agrees that, during the term of this  Agreement, it shall not utilize any third party to provide such technical consulting and services for such above mentioned business without the prior written consent of Party A.

1.3 Party A shall be the sole and exclusive owner of all rights, title  and interests to any and all intellectual property rights arising  from the performance of this Agreement, including, but not limited  to, any copyrights, patent, know-how and otherwise, whether  developed by Party A or Party B based on Party A's intellectual  property.

2. CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL CONSULTING AND SERVICES  (THE "FEE")

The parties agree that the Fee under this Agreement shall be determined  according to the Appendix 2.

3. REPRESENTATIONS AND WARRANTIES.

3.1 Party A hereby represents and warrants as follows:

3.1.1 Party A is a company duly registered and validly existing under the laws of the PRC:

3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government   necessary to execute and perform this Agreement, which shall   not be against any enforceable and effective laws or   contracts;

3.1.3 the Agreement will constitute a legal, valid and binding   agreement of Party A enforceable against it in accordance with   its terms upon its execution.

3.1.4 Party A will be responsible for all cost and penalty incurred from the services and consultant listed in APPENDIX 1.

3.2 Party B hereby represents and warrants as follows:

3.2.1 Party B is a company duly registered and validly existing under the laws of the PRC and is licensed to engage in the business of the information provision service(not include the   Internet Information Service and telephone information service).

3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government   necessary to execute and perform this Agreement, which shall   not be against any enforceable and effective laws or   contracts.

3.2.3 Once the Agreement has been duly executed by both parties, it   will constitute a legal, valid and binding agreement of Party   B enforceable against it in accordance with its terms upon its   execution.

4. CONFIDENTIALITY

4.1 Party B agrees to use all reasonable means to protect and maintain  the confidentiality of Party A's confidential data and information  acknowledged or received by Party B by accepting the exclusive  consulting and services from Party A (collectively the "Confidential  Information"). Party B shall not disclose or transfer any  Confidential Information to any third party without Party A's prior  written consent. Upon termination or expiration of this Agreement,  Party B shall, at Party A's option, return all and any documents,  information or software contained any of such Confidential  Information to Party A or destroy it   delete all of such  Confidential Information from any memory devices, and cease to use  them.

4.2 Section 4.1 shall survive after any amendment, expiration or  termination of this Agreement.

6. EFFECTIVE DATE AND TERM

6.1 This Agreement shall be executed and come into effect as of the date  first set forth above. The term of this Agreement is one (1) year, unless earlier terminated as set forth in this Agreement or in accordance with the terms set forth in the agreement entered into by  both parties separately. However, both parties shall review this Agreement every 3 months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

6.2 This Agreement may be extended only if both parties give their written  consent of the extension of this Agreement before the expiration of  this Agreement. However, both parties shall, through negotiations, determine the extension term.

7. TERMINATION

7.1 Termination on Expiration.

 This Agreement shall expire on the date due unless this Agreement is extended as set forth above.

7.2 Early Termination.  During the term of this Agreement, Party B can not terminate this Agreement except in the case of failing to provide technical consulting and service as required by the contract between LanXin and China Unicom, gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the above-mentioned, Party  A may terminate this Agreement at any time with a written notice to Party  B 30 days before such termination if the termination does not violate the contract between LanXin and China Unicom, or Part A has resolved all possible outcomes with China Unicom and part B resulting from the early termination.

7.3 Survival.  Article 4 and 5 shall survive after the termination or expiration of this  Agreement.

8. SETTLEMENT OF DISPUTES

The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Shanghai. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

9. FORCE MAJEURE

9.1 Force Majeure, which includes acts of governments, acts of nature, fire,  explosion, typhoon, flood, earthquake, tide, lightning, war, means any  event that is beyond the party's reasonable control and cannot be  prevented with reasonable care. However, any shortage of credit, capital  or finance shall not be regarded as an event of Force Majeure. The  affected party who is claiming to be not liable to its failure of  fulfilling this Agreement by Force Majeure shall inform the other party,  without delay, of the approaches of the performance of this Agreement by  the affected party.

9.2 In the event that the affected party is delayed in or prevented from  performing its obligations under this Agreement by Force Majeure, only  within the scope of such delay or prevention, the affected party will not  be responsible for any damage by reason of such a failure or delay of  performance. The affected party shall take appropriate means to minimize  or remove the effect of Force Majeure and attempt to resume performance  of the obligations delayed or prevented by the event of Force Majeure.  After the event of Force Majeure is removed, both parties agree to resume  performance of this Agreement with their best efforts.

10. NOTICES

 Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly givenwhen it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A

CityCaps Information Technology Co., Ltd.

Room 3203, Pudong Software Park

Gou Shoujing Road Shanghai 201203,China

Party B:

Lanxing Information Technologies CO., LTD AKA Navitone

Room 3203, Pudong Software Park

Gou Shoujing Road Shanghai 201203,China

11. NO ASSIGNMENT OR SUBLICENSE BY THE LICENSEE

Party B may not assign its rights or obligations under this Agreement to any third party without the prior written consent of Party A.

12.   SEVERABILITY

Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

13. AMENDMENT AND SUPPLEMENT

 Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14. GOVERNING LAW

 This Agreement shall be governed by and construed in accordance with the PRC laws.

15.  APPENDICES

 This Agreement is the amendment to the Former Agreement and this Agreement shall replace the Former Agreement upon its coming into effect. This Agreement is executed by Chinese and English in duplicate, and in case of confliction, the Chinese version is prevail.

IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

THE LICENSOR

Lanxing Information Technologies Co.,Ltd. AKA Navitone

Representative: /s/ Meishu Ding

THE LICENSEE:

CityCaps Information Technology Co., Ltd

Representative: /s/ Xinnong Yang

APPENDIX 1: THE LIST OF TECHNICAL CONSULTING AND SERVICES

Full operation of Mobile Resource Management project with China Unicom design and implementation of the integrated structure of the network of the website, including the installation of the server system and 24 hours' daily maintenances each week Responsible for hardware and software set up and purchase Responsible for all operation cost Part A will use its own facilities for the consulting and service Any cost arising from the operation will charge to Part A.

APPENDIX 2: CALCULATION AND PAYMENT OF THE FEE FOR TECHNICAL CONSULTING AND SERVICES

Part B will pay 94.5% of after tax service income from Unicom to Part A. In case that there is payment to the third party, Part A may adjust the percentage of payment, and have Part B pay to the third party directly. Party A should pay service fee of 5.5% of the gross fees exclusive of any third party venders Party B has the right to adjust the service fee according to the quantity of the service.

Licensor: Lanxing Information Technologies Co., Ltd.

__________________________________________ By: Meishu Ding

Licensee: CityCaps Information Technology Co., Ltd.

__________________________________________
By: Xinnong Yang